Emerging Markets Inrastructure Fund, Inc.

CSAM

10f-3 Report

For the Period January 1, 2000 through March 31, 2000

Fund  Offering           Date     Broker             Price

EMG   ST Assembly Test  1/28/00  Salomon Smith Barney 2.092
      Services

Shares     % of Assets      % of Offering      Syndicate Member

128,000     0.15%              0.08%         CS First Boston

For the Period October 1, 1999 through December 31, 1999

Fund  Offering           Date     Broker             Price

EMG   Chartered        10/29/99  Salomon Smith Barney 20.000
      Semiconductor

Shares     % of Assets      % of Offering      Syndicate Member

14,800     0.22%              0.01%	         CS First Boston

Fund  Offering           Date     Broker             Price

EMG   Gas Authority    11/5/99  Morgan Stanley	     9.670
      of India Ltd.

Shares     % of Assets      % of Offering      Syndicate Member

48,100     0.33%              0.03%	         CS First Boston


Fund  Offering           Date     Broker             Price

EMG   Terra Networks    11/16/99  Goldman Sachs	     13.000


Shares     % of Assets      % of Offering       Syndicate Member

5,000        0.04%              0.02%	         CS First Boston